UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 18, 2021

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “we”, “our”, or “us”.

Item 1.01 Entry into a Material Definitive Agreements

Entry into Equity Financing and Registration Rights Agreements with GHS Investments, LLC

On June 18, 2021 we entered into an Equity Financing Agreement (the “Agreement”) with GHS Investments, LLC, a Nevada Limited Liability Company (“GHS”), giving us the option to sell up to $10,000,000 worth of our common stock to GHS, in increments, over the period ending 36 months after the date the Registration Statement is deemed effective by the SEC (the “Commitment Period”). On June 18, 2021, we also entered into a Registration Rights Agreement with GHS requiring us to file a S-1 Registration Statement providing for the registration of our common stock that result from our selling to GHS an indeterminate number of shares up to an aggregate purchase price of $10,000,000 and the subsequent resale by GHS of such shares.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	6/18/21 Equity Purchase Agreement between the Company and GHS Investments, LLC*
10.2	6/18/21 Registration Rights Agreement between the Company and GHS Investments LLC*

*Filed herein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2021	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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